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EXHIBIT 8

[Letterhead of Debevoise & Plimpton]

November 7, 2003

Protective Life Insurance Company
2801 Highway 280 South
Birmingham, AL 35223

$3,000,000,000
Secured Notes
Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special United States tax counsel to Protective Life Insurance Company, a Tennessee stock life insurance company ("Protective Life"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Protective Life, of a Registration Statement on Form S-3 (File No. 333-100944), as amended by Amendment No. 1 filed with the Commission on November 7, 2003 (the "Registration Statement"), including a prospectus relating to secured notes (the "Notes") to be issued by either a newly formed Delaware statutory trust or a newly formed Delaware common law trust (each, a "Trust" and together, the "Trusts"), a prospectus supplement relating to secured medium-term notes to be issued by the Trusts (the "Institutional Prospectus Supplement") and a prospectus supplement relating to InterNotes® to be issued by the Trusts (the "Retail Prospectus Supplement"), relating to: (i) the registration and public offering of up to $3,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principle amount of Notes to be issued by the Trusts, with each Trust to issue one series of Notes, pursuant to an Indenture (each an "Indenture") to be entered into between such Trust and The Bank of New York, as indenture trustee, and (ii) the registration of up to $3,000,000,000, or the equivalent amount in one or more foreign currencies, of Protective Life's funding agreements (each a "Funding Agreement") to be sold to the Trusts in connection with the sale of the Notes.

        In furnishing this opinion letter, we have reviewed, and participated in the preparation of, (i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and the Retail Prospectus Supplement, (ii) the Standard Statutory Trust Terms, the Standard Common Law Trust Terms, the Standard Indenture Terms, the Standard Administrative Services Terms, the Standard Expense and Indemnity Agreement Terms, each filed as an exhibit to the Registration Statement (together, the "Standard Terms"), (iii) the form of the Omnibus Instrument that includes the Statutory Trust Agreement, the Common Law Trust Agreement, the Indenture, the Administrative Services Agreement and the Expense and Indemnity Agreement (the "Omnibus Instrument") to be executed through the execution of the Omnibus Instrument in connection with the creation of a Trust and the issuance by a Trust of Notes and into which the Standard Statutory Trust Terms (if a Trust is a Delaware statutory trust), the Standard Common Law Trust Terms (if a Trust is a Delaware common law trust), the Standard Indenture Terms, the Standard Administrative Services Terms and the Standard Expense and Indemnity Terms are incorporated, respectively, (such agreements included in the Omnibus Instrument, including the Standard Terms incorporated therein, the "Agreements"), (iv) the form of the Funding Agreement filed as an exhibit to the Registration Statement, (v) the form of the Certificate of Trust creating a Delaware statutory trust filed as an exhibit to the Registration Statement and (vi) such other records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In this examination, we have assumed (i) the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies, (ii) that the transactions described in the Prospectus, the Institutional Prospectus Supplement and the Retail Prospectus Supplement are performed in the manner described therein, (iii) that the Omnibus Instrument executed with respect to a Trust, the Standard Terms incorporated by reference therein and the Funding Agreements are substantially identical to the forms thereof filed as exhibits to the Registration Statement and (iv) full compliance with the terms of the Certificate of Trust (in the case of a Delaware statutory trust), the Statutory Trust Agreement or Common Law Trust Agreement, as applicable, and the Indenture.

        Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, the statements of law or legal conclusions in the discussion under the heading "Material U.S. Federal Income Tax Considerations" in the Institutional Prospectus Supplement and in the Retail Prospectus Supplement represent our opinion.

        Our opinion is based upon the Internal Revenue Code of 1986, as amended, treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Our opinion is limited to the matters expressly stated, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinion is based on facts and circumstances set forth in the Registration Statement, the Prospectus, the Institutional Prospectus Supplement, the Retail Prospectus Supplement and the other documents reviewed by us. Our opinion is rendered only as of the date hereof, and could be altered or modified by changes in facts or circumstances, events, developments, changes in the documents reviewed by us, or changes in law subsequent to the date hereof. We have not undertaken to advise you or any other person with respect to any such change subsequent to the date hereof.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Material U.S. Federal Income Tax Considerations" in the Institutional Prospectus Supplement and the Retail Prospectus Supplement each forming a part thereof and to the incorporation by reference of this opinion letter and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ DEBEVOISE & PLIMPTON

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  EXHIBIT 8
  November 7, 2003